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                                                                    EXHIBIT 21.1
                                                                    SUBSIDIARIES


U.S. DOMESTIC SUBSIDIARIES

SUBSIDIARY NAME                                                 JURISDICTION OF ORGANIZATION
---------------                                                 ----------------------------
Aspen Technology (Asia), Inc.                                   Delaware
AspenTech EMEA, Inc.                                            Delaware
AspenTech Securities Corporation                                Massachusetts
AspenTech, Inc.                                                 Texas
Chesapeake Decision Sciences, Inc.                              New Jersey
Chesapeake Properties                                           New Jersey
ICARUS Corporation                                              Maryland
ICARUS Marketing and Development Corporation                    Maryland
IISYS, Inc.                                                     Texas
Industrial Systems, Inc.                                        Washington
Lakewood Corporation                                            Delaware
NeuralWare, Inc.                                                Pennsylvania
Petrolsoft Corporation                                          Delaware
ProcessCity, Inc.                                               Delaware
S.A.S.T., Inc.                                                  Delaware
Snow Mass, Inc.                                                 Massachusetts
Syllogistics, Inc.                                              California
Treiber Controls, Inc.                                          Texas

FOREIGN SUBSIDIARIES

SUBSIDIARY NAME                                                 JURISDICTION OF ORGANIZATION
---------------                                                 ----------------------------
Aspen Technology S.r.l.                                         Italy
AspenTech Asia, Ltd.                                            Hong Kong
Aspen Tech Australia, P.T.Y                                     Australia
AspenTech Canada Ltd. Ltd.                                      Canada
Aspen Tech Espana                                               Spain
AspenTech Europe B.V.                                           Netherlands
AspenTech Europe S.A./N.V.                                      Belgium
Aspen Tech India Private, L.T.D                                 India
AspenTech International, Ltd.                                   Barbados
AspenTech Japan Co. Ltd.                                        Japan
AspenTech, Ltd.                                                 United Kingdom
Chesapeake Europe, Ltd.                                         United Kingdom
CimTech S.A./N.V.                                               Belgium
Cimtrade Trading S.A.                                           Belgium
ICARUS Nippon K.K.                                              Japan
ICARUS Services Limited                                         England
Petrolsoft Europe Limited                                       England and Wales
SAST Process, Ltd. Petrol Soft Europe Limited                   United Kingdom
Setpoint Systems, Ltd.                                          United Kingdom
Special Analysis and Computing Services Limited                 England
Special Analysis and Simulation Technology Limited              England
The SAST Corporation Limited                                    United Kingdom
Zyqad Ltd.                                                      United Kingdom